SUBORDINATION AGREEMENT





          THIS SUBORDINATION AGREEMENT (this "Agreement") is entered into this ______ day of March, 1998, among (i) POMEROY COMPUTER RESOURCES, INC., a Delaware corporation (the "Borrower"), (ii) NICHOLAS V. DUNCAN, (the "Subordinated Creditor"), and (iii) STAR BANK, N.A., an Ohio banking corporation, its successors or assigns (the "Senior Creditor").

                                   R E C I T A L S




          WHEREAS, pursuant to an Amended and Restated Loan Agreement, dated as of March 14, 1996, as amended by a Letter Agreement dated June 27, 1996, as further amended by a Letter Agreement dated June 26, 1997, as further amended by a Letter Agreement dated December 1, 1997 and January 28, 1998, (the "Senior Loan Agreement"), between the Borrower and the Senior Creditor, the Senior Creditor has extended a commitment to make available to Borrower a certain revolving credit loan in the principal amount of Forty Million ($40,000,000.00) Dollars (the "Senior Loan"); and

          WHEREAS, the Senior Loan is to be evidenced by a revolving credit note (together with all substitutions and replacements therefor and all amendments and supplements thereof in accordance with the terms of this Agreement (the "Senior Note") in the maximum aggregate principal amount not to exceed Forty Million ($40,000,000.00) Dollars.

          WHEREAS, Borrower is using a portion of the proceeds of the Senior Loan to purchase all the outstanding stock owned by Subordinated Creditor in Global Combined Technology, Inc.; and

          WHEREAS, in connection with the acquisition of all the outstanding stock of Subordinated Creditor in Global Combined Technologies, Inc., the Subordinated Creditor will take back a promissory note in the principal amount of $337,859.00, as may be adjusted pursuant to Section 2.02(b) of the Stock Purchase Agreement, plus interest, fees, costs and other amounts payable in respect thereof and all of the other owners of the outstanding stock of Global Combined Technologies, Inc. will take back respective promissory notes in the principal amount of $812,381.00 in the aggregate for a total of $1,150,240.00, as may be adjusted pursuant to Section 2.02(b) of the Stock Purchase Agreement ("Acquisition Debt") in partial consideration of the payment of the purchase price for such stock; and

          WHEREAS, a condition under the Senior Loan is the execution and delivery of this Subordination Agreement;

          NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties agree as follows:

                                      ARTICLE 1
                                     DEFINITIONS

          1.1  Certain Terms


                            .  The  following  terms,  when  used  in  this
               Agreement, including the introductory paragraph and Recitals hereto, shall, except where the context otherwise requires, have the following meanings:

               1.1.01    "Acquisition Debt


                                          "  has the  meaning specified  in
                    the fourth paragraph of the recitals hereto.

               1.1.02    _Acquisition  Note


                                           _  means  the  promissory   note
                    issued by Borrower to the Subordinated Creditor.

               1.1.03    "Acquisition   Notes


                                             "   collectively   means   the
                    promissory notes issued by Borrower to the Subordinated Creditors which evidence the Acquisition Debt.

               1.1.04    "Agreement


                                   " means this Subordination Agreement.

               1.1.05    "Applicable Law


                                        " means  and includes statutes  and
                    rules and regulations thereunder and interpretations thereof by any governmental agency charged with the administration or the interpretation thereof, and orders, requests, directives, instructions and notices of any governmental authority.

               1.1.06    "Bankruptcy or  Insolvency Proceeding


                                                              "  means  any
                    insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization, assignment for the benefit of creditors or other similar case or proceeding for the liquidation, dissolution, reorgan-ization or winding up of the Borrower, or of all or any portion of the property of Borrower, whether voluntary or involuntary, partial or complete.

               1.1.07    "Borrower


                                  "  has  the  meaning  specified  in   the
                    introductory paragraph hereto.

               1.1.08    "Enforcement Action


                                            " means

                    (a) the acceleration of any Subordinated Debt,

                    (b) any realization or foreclosure upon any  collateral
                        securing the Subordinated Debt,

                    (c) any  demand  by   the  Subordinated  Creditor   for
                        payment of the Subordinated Debt, or

                    (d) subject always to  the provisions contained in  the
                        next sentence, the enforcement of any of the rights or remedies of the Subordinated Creditor against the Borrower, whether under the Subordinated Debt Documents or otherwise, and whether by action at law, suit in equity, arbitration proceedings or otherwise.

                    The term "Enforcement Action" shall not include or be deemed to include the giving of notices (including, without limitation, notices of default, notices of Events of Default, notices of demand for payment, notices of breaches of covenants, etc.), the making of requests or the delivery of other communications pursuant to and upon the terms permitted or otherwise contemplated by any of the Subordinated Debt Documents, it being understood and agreed that any action of the kind described above in the foregoing sentence may be taken by the Subordinated Creditor at any time and from time to time after the date hereof without any limitation or restriction.

               1.1.09   "


                         Enforcement  Action   Notice"  has   the   meaning
                    specified in Section 3.2(b).

               1.1.10   "Event  of   Default


                                            "  has,   in  connection   with
                    permitted payments under Section 2.6 hereof, the meaning specified in the Senior Loan Agreement and, with respect to Standstill Events as defined herein and as used in Section 3, has the meaning specified in the Acquisition Note.

               1.1.11   "


                         Extension of  Credit" means  any loan,  letter  of
                    credit or other extension of credit of any kind or character and in the case of revolving credit facilities, includes lending and relending up to the maximum amount thereof and any Permitted Increase.

               1.1.12   "Instrument


                                   "   means   any   contract,   agreement,
                    indenture, mortgage or other document or writing (whether a formal agreement, letter or otherwise) under which any obligation is evidenced, assumed or undertaken, or any right to any lien is granted or perfected.

               1.1.13   "Payment in Full


                                        " and  "


                                                Paid in Full" mean  payment
                    in full in cash.

               1.1.14   "Payment   or    Distribution   on    Account    of



                    Subordinated Debt"  or "Payment or Distribution

                                                                   "  means
                    any payment or distribution of any kind or character, whether in cash, securities or other property or any combination thereof, and whether voluntary or involuntary, on account of principal of, or interest on any Subordinated Debt, or on account of any redemption, retirement, repurchase or other acquisition for value of any Subordinated Debt.

               1.1.15   "


                         Permitted Increase"  means  any  increase  in  the
                    principal amount of the Senior Debt effected by Senior Lender, except the aggregate amounts of any such increases outstanding at any one time shall not exceed the amount set forth on Exhibit A attached hereto.

               1.1.16   "


                         Proceeds" shall have the meaning

                    (a) ascribed to  that term under  the U.C.C. and  shall
                        in any event include any and all payments or distributions of any kind or character received by way of exercise of rights of set-off, counterclaim or cross-claim, or enforcement of any claim, against the Borrower,

                    (b) any and all  proceeds of any insurance,  indemnity,
                        warranty, guaranty of letter of credit payable to the Borrower with respect to any collateral securing the Subordinated Debt or Senior Debt, or

                    (c) any and all  other amounts from  time to time  paid
                        or payable or distributable under or with respect to any collateral securing the Subordinated Debt or Senior Debt.

               1.1.17   "Star  Bank, N.A


                                        _  as  used in  the  defined  terms
                    "Senior Debt" and "Senior Debt Documents", means and includes Star Bank, N.A., the party executing this Agreement as Senior Creditor, and its successors or assigns in title and any so-called "participants" purchasing any participating interests or so-called "participants" in any of the rights, title or interest of Star Bank, N.A. under any of the Senior Debt Documents or in relation to any of the Senior Debt.

               1.1.18   "Reorganization   Securities


                                                    "   means    securities
                    issued by the Borrower (or any successor) in exchange for all Subordinated Debt upon the effectiveness of a plan of reorganization in bankruptcy of the Borrower that are either (a) equity securities of the Borrower having no mandatory redemption, repurchase or dividend obligations, and that are not convertible into or exchangeable for any securities having mandatory payment, redemption, repurchase or dividend obligations or (b) debt securities of the Borrower the payment of which is subordinated, at least to the extent provided in this Agreement with respect to the Subordinated Debt, prior to the Payment in Full of the Senior Debt, provided that no class of Senior Debt is impaired (within the meaning of Section 1124 of Title 11 of the United States Code) by such plan of reorganization.

               1.1.19   "Senior Creditor

                                        " has the meaning specified in  the
                    introductory paragraph hereto.

               1.1.20   "Senior  Debt


                                     " means  all  indebtedness  and  other
                    obligations of the Borrower, contingent or otherwise, to the Senior Creditor, now or hereafter existing, under or with respect to:

                    (a) extension of  Credit by the  Senior Creditor  under
                        the Senior Debt Documents in an aggregate outstanding principal amount not exceeding Forty Million Dollars ($40,000,000.00).

                    (b) interest  (including   interest  accruing  at   the
                        contract rate after the commencement of any Bankruptcy or Insolvency Proceeding, whether or not such interest is an allowed claim in such proceeding) on Extensions of Credit described in clause (a) of this definition and on any Permitted Increase described in clause (c) below, and fees, costs, expenses, indemnities, reimbursements and other amounts owing to the Senior Creditor on Extensions of Credit described in clause (a) of this definition; and

                    (c) any Permitted Increase.

               1.1.21   "


                         Senior Debt  Documents" means,  collectively,  (a)
                    the Senior Loan Agreement and (b) the Senior Note (subject always to the provisions of the defined term "Senior Debt") and each other Instrument executed in connection with or evidencing, governing, guaranteeing or securing any indebtedness under any such document or any Permitted Increase, all as the same may be amended, modified or supplemented pursuant to the terms thereof in accordance with the provisions of this Agreement.

               1.1.22   "Senior  Loan


                                     " has  the  meaning specified  in  the
                    first paragraph of the Recitals hereto.

               1.1.23   "Senior Loan Agreement


                                              "  has the meaning  specified
                    in the first paragraph of the Recitals hereto.

               1.1.24   "Standstill Event

                                         " means the occurrence of any  one
                    or more of the

                                   Events of Default under the  Acquisition
                    Note.

               1.1.25   "


                         Standstill Event Notice"  shall mean the date  the
                    Subordinated Creditor shall have provided written notice of such Standstill Event to the Senior Creditor and Borrower.

               1.1.26   "Standstill  Period


                                           "  means,  in  relation  to  any
                    Standstill Event, the period beginning on the date the Standstill Event in relation to such Standstill Period shall have occurred and ending on the date determined pursuant to Section 3.1(a).

               1.1.27   "


                         Subordinated Creditor"  has the meaning  specified
                    in the introductory paragraph hereto or any holder of the Acquisition Note.

               1.1.28   "Subordinated  Debt


                                           "  means  all  indebtedness  and
                    other obligations of the Borrower, contingent or otherwise, now or hereafter existing, under or in respect of the Acquisition Note, and interest (including interest accruing after the occurrence of an Event of Default as defined in the Acquisition
                    Note), fees, costs, expenses, indemnities, reimbursements thereon and other amounts payable in respect thereof (including any such obligations to prepay, repurchase, retire, redeem or acquire for value any such indebtedness).

               1.1.29   "


                         Subordinated Debt Documents" means, collectively

                    (a) the Acquisition Notes, and

                    (b) each  Instrument  now  or  hereafter  executed   in
                        connection with or evidencing, governing, guarantying or securing any indebtedness under any such document.

               1.1.30   "


                         U.C.C." means the  Uniform Commercial Code, as  in
                    effect from time to time in the State of Ohio.

          1.2  Senior Loan Agreement


                                    .   Unless otherwise defined herein  or
               the context otherwise requires, terms used in this Agreement, including the introductory paragraph and Recitals hereto, that are defined in the Senior Loan Agreement (as in effect on the date hereof), have the meanings given to such terms in the Senior Loan Agreement (as in effect on the date hereof).

          1.3  U.C.C. Definitions

                                 .  Unless otherwise defined herein or  the
               context otherwise requires, terms for which meanings are provided in the U.C.C. are used in this Agreement, including the introductory paragraph and Recitals hereto, with such meanings.

          1.4  General Provisions Relating to Definitions


                                                         .  Terms for which
               meanings are defined in this Agreement shall apply equally to the singular and plural forms of the terms defined.

               Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The term "including" means including, without limiting the generality of any description preceding such term. Except as otherwise expressly provided herein, each reference herein to any Person shall include a reference to such Person's successors in title and assigns or (as the case may
               be) his successors, assigns, heirs, executors, administrators and other legal representatives. Except as otherwise expressly provided herein, references to any Instrument defined in this Agreement refer to such
               Instrument as originally executed, or, if subsequently varied, replaced or supplemented from time to time, as so varied, replaced or supplemented and in effect at the relevant time of reference thereto.


                                      ARTICLE 2
                           DEBT SUBORDINATION ARRANGEMENTS

          2.1  Agreement to Subordinate


                                       .  The Borrower and the Subordinated
               Creditor agree with and for the benefit of the Senior Creditor that all Subordinated Debt is hereby expressly subordinated and made junior in right of payment, to the extent and in the manner provided in this Agreement, to the prior Payment in Full of all Senior Debt.

          2.2  Bankruptcy or Insolvency  Proceeding


                                                   .  In  the event of  any
               Bankruptcy or Insolvency Proceeding:

               (a)The Senior Creditor  shall first be  entitled to  receive
                  Payment in Full of all Senior Debt before the Subordi-nated Creditor shall be entitled to receive any payment or distribution on account of Subordinated Debt (other than distributions in the form of Reorganization Securities); and

               (b)the Senior Creditor shall  be entitled to receive  (until
                  Payment in Full of all Senior Debt) any payment or distribution on account of Subordinated Debt (other than distributions in the form of Reorganization Securities) which may be payable or deliverable to the Subordinated Creditor (including any such payment or distribution payable or deliverable by virtue of the provisions of, or any security for, any Instrument governing indebtedness which is subordinate and junior in right of payment to the Subordinated Debt).

          2.3


               Delivery of Prohibited Payments or Distributions on  Account



               of Subordinated Debt to Senior Creditor. If any Payment or Distribution on Account of Subordinated Debt (other than distributions in the form of Reorganization Securities or distributions authorized by Sections 2.6 and 2.8) is collected or received by the Subordinated Creditor, then such payment or distribution shall be paid over or delivered forthwith to the Senior Creditor.

          2.4


               Subrogation. Upon payment in full in cash of all Senior Debt, the Subordinated Creditor shall be immediately subrogated to the rights of the Senior Creditor (to the extent of the payments and distributions previously made to the Senior Creditor pursuant to the provisions of this
               Article 2) to receive payments and distributions of property of the Borrower applicable to Senior Debt until all amounts owing on Subordinated Debt shall be paid in full. No payments or distributions applicable to Senior Debt which the Subordinated Creditor shall receive by reason of its being subrogated to the rights of the Senior Creditor pursuant to the provisions of this Section 2.4 shall, as between the Borrower and its creditors, other than the Senior Creditor and the Subordinated Creditor, be deemed to be a payment by the Borrower to or for the account of Subordinated Debt; and, for the purposes of such subrogation, no payments or distributions to the Senior Creditor of any property to which the Subordinated Creditor would be entitled except for the provisions of this Agreement, and no payment pursuant to provisions of this Agreement to the Senior Creditor by the Subordinated Creditor, shall, as between the Borrower and its creditors, if any, other than the Senior Creditor and the Subordinated Creditor, be deemed to be a payment by the Borrower to or for the account of Senior Debt, it being understood that the provisions of this Agreement are intended solely for the purpose of defining the relative rights of the Subordinated Creditor, on the one hand, and the Senior Creditor, on the other hand, and nothing contained in this Section 2.4 or elsewhere in this Agreement is intended to or shall impair, as between the Borrower and the Subordinated Creditor, the obligation of Borrower, which is absolute and unconditional, to pay to the Subordinated Creditor, subject to the rights of the Senior Creditor under this Agreement, the Subordinated Debt as and when the same shall become due and payable in accordance with its terms.

          2.5


               Senior Defaults and Acceleration. In any circumstances where Section 2.2 does not apply, the Subordinated Creditor will not be entitled to receive or retain any direct or indirect payment (except any payment previously made by Borrower to the Subordinated Creditor which complied with Sections 2.6 and 2.8) (in cash, property, by set-off or otherwise) from the Borrower of or on account of any Acquisition Debt if:

               (a)all or any part of the Senior Debt is due and payable  at stated maturity, by acceleration or otherwise; or

               (b)at the time of making such payment and immediately  after giving effect thereto, there shall exist an Event of Default under the Senior Loan Agreement.

          2.6  Permitted



                         Payments.  The Subordinated Creditor shall not  be
               entitled to receive or retain any prepayment (in cash, property, by set-off or otherwise) of or on account of the Acquisition Note until such time as the Senior Debt is paid in full. Provided that there exists no Event of Default (or event which would become and Event of Default with notice or the passage of time) under the Senior Loan Agreement which remains uncured, the Subordinated Creditor shall be entitled to receive and retain interest repayment and principal repayment, under the Acquisition Debt in accordance with the terms of the Acquisition Note.

          2.7  Turn-Over  of  Payments  Received


                                                .    If  the   Subordinated
               Creditor shall  receive  any  payment with  respect  to  the
               Acquisition Note which the Subordinated Creditor is not permitted to receive and retain pursuant to this Agreement, such payment shall be held in trust by the Subordinated Creditor for the benefit of, and shall be paid over promptly on demand to the Senior Creditor or its successors and assigns, as their respective interests may appear, for application to the payment of all Senior Debt remaining unpaid until the same shall have been paid in full in cash, after giving effect to any concurrent payment or distribution to the Senior Creditor. No such payments or distributions to the Senior Creditor or its successors and assigns shall be deemed to discharge the Senior Debt until it is repaid in full.

          2.8  Permitted   Payments;   Right    to   Retain   Payments


                                                                      .
               Notwithstanding the foregoing, any payment in respect of the Acquisition Debt made in compliance with the terms of this Agreement and received by the Subordinated Creditor shall become its sole and absolute property and shall not be subject to any payment over or any distribution to or claim by the Senior Creditor or any other person, unless at the time of receipt of such payment (i) an event specified in either Section 2.2, 2.5(a) or 2.5(b) shall have occurred and be continuing and with respect to an event specified in
               Section 2.5(b) only, the Senior Creditor shall have given Subordinated Creditor notice of such event within sixty (60) days of the occurrence of such event of default. In the event that the Subordinated Creditor receives any payment on the Subordinated Debt made in compliance herewith, and Senior Creditor has not given any notice as described above, such payment shall conclusively be determined to be a permitted payment hereunder, otherwise, upon receipt of such notice within such sixty (60) day period, Subordinated Creditor shall promptly remit such payment to Senior Creditor for application in accordance with Section 2.3 hereof.

          2.9

               Borrower's Obligations Absolute. The provisions of this Agreement are solely for the purpose of defining the relative rights of Senior Creditor as the holder of the Senior Debt, Borrower and the holder of the Acquisition Note. Nothing herein shall impair, as between the Borrower and the Senior Creditor, its successors or assigns, as the holder of any Senior Debt, the obligations of the Borrower, which are unconditional and absolute, to pay to the holder thereof the Senior Debt, in accordance with the terms of the Senior Loan Agreement. Nothing herein shall impair, as between the Borrower and the Subordinated Creditor, the obligations of the Borrower which are unconditional and absolute to pay Subordinated Creditor in accordance with the terms of the Acquisition Note, subject to the terms of this Subordination Agreement.


                                      ARTICLE 3
                     LIMITATIONS ON CERTAIN ENFORCEMENT ACTIONS

          3.1  Imposition of Standstill Period.




               (a)Each Standstill  Period will  commence  on the  date  the
                  Standstill Event in relation to such Standstill Period shall have occurred and will terminate upon the earliest to occur of (i) the date which is 180 days after the later of (a) occurrence of an Event of Default as defined in the Acquisition Note or (b) the giving of the Standstill Event Notice; (ii) the date, after such Standstill Period shall have commenced, such Standstill Event shall have been cured or waived or shall otherwise have ceased to exist; or (iii) March ____, 2000.

               (b)At any  time  during  a Standstill  Period,  Borrower  or
                  Senior Creditor may cause any Event of Default under the Acquisition Debt to be cured and, in such event, the Subordinated Creditor shall not have any right to accelerate the principal payment of the Acquisition Debt as relates to such Event of Default that was cured.

          3.2  Limitations  on  Enforcement  Actions


                                                    .    The   Subordinated
               Creditor will not take any Enforcement Action until such time as:

               (a)any Standstill Period is no longer continuing; and

               (b)the  Subordinated  Creditor  shall  have  given  to   the
                  Borrower and the Senior Creditor not less than 30 days' prior written notice (an "Enforcement Action Notice") of the intent of the Subordinated Creditor to take such Enforcement Action.

          3.3


               Certain Notices. The Subordinated Creditor shall not take any action of the kind described in the second sentence of the defined term "Enforcement Action" until the Subordinated Creditor shall have given the Senior Creditor at least two
               (2) days prior notice to the taking thereof.

          3.4


               Limitations on  Commencement  of  Bankruptcy  or  Insolvency



               Proceeding. The Subordinated Creditor will not commence or institute, or join with any other Person or Persons in com-mencing or instituting, any Bankruptcy or Insolvency Proceeding.

          3.5  Limitation on Remedies  Upon Acceleration of  Senior Debt


                                                                        .
               Notwithstanding any contrary provision of any Subordinated Debt Document, the acceleration of any Senior Debt by the commencement of legal proceedings by the Senior Creditor against the Borrower to enforce payment of any Senior Debt shall entitle the Subordinated Creditor to accelerate Subordinated Debt or take other Enforcement Action (subject to the applicable provisions of Section 2.3 of this Agree-
               ment).


                                      ARTICLE 4
                                       WAIVERS

          4.1


               Waivers of Notice, etc. The obligations of the Subordinated Creditor under this Agreement, and the subordination arrangements contained herein, shall not be to any extent or in any way or manner whatsoever impaired or otherwise affected by any of the following, whether or not the Subordinated Creditor shall have had any notice or knowledge of any thereof:

               (a)the  dissolution,   termination  of   existence,   death,
                  bankruptcy, liquidation, insolvency, appointment of a receiver for all or any part of the property of, assignment for the benefit of creditors by, or the commencement of any Bankruptcy or Insolvency Proceeding by or against, the Borrower;

               (b)the  absorption,  merger  or  consolidation  of,  or  the effectuation of any other change whatsoever in the name, membership, constitution or place of formation of, the Borrower;

               (c)any  extension  or  postponement  of  the  time  for  the payment of any Senior Debt, the acceptance of any partial payment thereon, any and all other indulgences whatsoever by the Senior Creditor in respect of any
                  Senior Debt, the taking, addition, substitution or release, in whole or in part, at any time or times, of any collateral securing any Senior Debt, or the addition, substitution or release, in whole or in part, of any Person or Persons primarily or secondarily liable in respect of any Senior Debt;

               (d)any action or delay  in acting or failure  to act on  the part of the Senior Creditor under any Senior Debt Docu-ments or in respect of the Senior Debt or any collateral securing any Senior Debt or otherwise, including (i) any action by the Senior Creditor to enforce any of its rights, remedies or claims in respect of any collateral securing any Senior Debt, (ii) any failure by the Senior Creditor strictly or diligently to assert any rights or to pursue any remedies or claims against the Borrower or any other Person or Persons under any of the Senior Debt Documents or provided by statute or at law or in equity,
                  (iii) any failure by the Senior Creditor to perfect or to preserve the perfection or priority of any of its Liens securing any Senior Debt, or (iv) any failure or refusal by the Senior Creditor to foreclose or to real-ize upon any collateral securing any Senior Debt or to take any action to enforce any of its rights, remedies or claims under any Senior Debt Document;

               (e)any modification or  amendment of, or  any supplement  or addition to, any Senior Debt Document;

               (f)any waiver, consent  or other action  or acquiescence  by the Senior Creditor in respect of any default by the Borrower in its performance or observance of or compliance with any term, covenant or condition contained in any Senior Debt Document; or

               (g)the declaration  that any  Senior  Debt Document  or  any provision thereof is null and void or illegal, invalid, unenforceable or inadmissible in evidence; or the failure of any Senior Debt Document to be in full force and effect.

               The Subordinated Creditor hereby absolutely, unconditionally and irrevocably assents to and waives notice of any and all matters hereinbefore specified in clauses (a) through (g).


                                      ARTICLE 5
                      AGREEMENT OF SENIOR CREDITOR AND BORROWER

          5.1  Agreement  of  Senior   Creditor  to  Provide   Subordinated



               Creditor with Notice


                                   .  Senior Creditor agrees to provide the
               Subordinated Creditor with notice of any and all written notice(s) of an Event of Default that Senior Creditor has provided to the Borrower declaring an Event of Default under the Senior Loan Documents within sixty (60) days of such fact. Such notice shall be provided in writing to the disbursement agent at the following address:

                              Nicholas V. Duncan



               or at such other address as may be provided by the Subordinated Creditor to the Senior Creditor; and

               With a copy to:     Mark E. Burget, Esq.
                              McAfee & Taft
                              Tenth Floor, Two Leadership Square
                              211 North Robinson
                              Oklahoma City, Oklahoma  73102-7101

          5.2  Representations and Warranty of the Borrower


                                                           .  The  Borrower
               hereby represents to the Senior Creditor as follows:

               (a)all subordinated  debt existing  on  the date  hereof  is
                  Subordinated Debt.


                                      ARTICLE 6
                                    MISCELLANEOUS

          6.1


               Amendments, Waivers, etc. The provisions of this Agreement may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Subordinated Creditor, Borrower and by the Senior Creditor. No failure or delay on the part of any Person in exercising any power or right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand hereunder shall entitle any Person to any notice or demand in similar or other circumstances, unless otherwise required by this Agreement. The remedies herein provided are cumulative and not exclusive of any other remedies provided at law or in equity. No waiver or approval by a Person under this Agreement shall, except as may be otherwise stated in such waiver or approval, be applicable to any subsequent transac-tions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

          6.2


               Further Assurances.    The  Subordinated  Creditor  and  the
               Borrower will, from time to time at its own expense, promptly execute and deliver all such further Instruments, and take all such further action, as may be reasonably necessary or appropriate, or as the Senior Creditor may reasonably request, in order to carry out the intent of this

               Agreement.

          6.3

               Specific Performance. Senior Creditor is hereby authorized to demand specific performance of this Agreement at any time when the Subordinated Creditor shall have failed to comply with any of the provisions of this Agreement applicable to them whether or not Borrower shall have complied with any of the provisions hereof applicable to it, and the Subordinated Creditor hereby irrevocably waives any defense based on the adequacy of a remedy at law which might be asserted as a bar to such remedy of specific performance.

          6.4  Severability


                           .   Any provision  of  this Agreement  which  is
               prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of any such provision in any other jurisdiction.

          6.5  Enforcement by  Senior  Creditor


                                               .    The  Borrower  and  the
               Subordinated Creditor acknowledge and agree that their respective obligations hereunder are, and are intended to be, an inducement and consideration to the Senior Creditor to acquire and continue to hold, or to continue to hold, the Senior Debt. The Senior Creditor shall be deemed con-clusively to have relied upon the obligations hereunder of the Borrower and the Subordinated Creditor in acquiring and continuing to hold, or in continuing to hold, the Senior
               Debt. The Senior Creditor is hereby made an obligee hereunder and may enforce directly the obligations of the Borrower and the Subordinated Creditor contained herein. The Senior Creditor, by accepting the benefits of this Agreement, is bound by the provisions hereof.

          6.6

               Continuing Agreement. This Agreement shall in all respects be a continuing agreement, and this Agreement and the agree-ments and obligations of the Borrower and the Subordinated Creditor hereunder shall remain in full force and effect until all Senior Debt is indefeasibly paid in full or all Subordinated Debt is paid in full in compliance with this Agreement.

          6.7


               Successors and Assigns. This Agreement shall be binding upon, and shall inure to the benefit of, the Borrower and the Senior Creditor and the Subordinated Creditor and their respective successors in title and assigns. The rights and obligations of the Subordinated Creditor under this Agreement shall be assigned automatically to, and the term "Subordinated Creditor" as used in this Agreement shall automatically include, any assignee or successor of such Subordinated Creditor, and such assignee or successor shall automatically become a party to this Agreement as a

               Subordinated Creditor without the need for the execution of any Instrument or the taking of any other action. The Subordinated Creditor shall deliver a complete copy of this Agreement to any potential assignee or successor of the Subordinated Creditor prior to the effectiveness of any such assignment. At the request of the Senior Creditor, the
               Subordinated Creditor shall execute and deliver to the Senior Creditor an instrument of accession hereto.

          6.8  Notices


                      .  All notices and other communications provided to a
               party hereunder shall (except as otherwise specifically provided herein) be in writing or by facsimile transmission and addressed or delivered to it at its address designated for notices set forth below its signature hereto; at the addresses specified in Section 5.1 if notice is to the Subordinated Creditor; or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, and any notice, if transmitted by facsimile transmission, shall be deemed given when received.

          6.9  Entire Agreement


                               .   This  Agreement constitutes  the  entire
               agreement among the Borrower, the Senior Creditor and the Subordinated Creditor with respect to the subject matter hereof and supersedes any prior or contemporaneous agreements, representations, warranties or understandings, whether oral, written or implied, as to the subject matter of this Agreement.

          6.10


               CHOICE OF LAW. THIS AGREEMENT HAS BEEN EXECUTED AND DELIVERED IN THE STATE OF OHIO AND SHALL IN ALL RESPECTS BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF SUCH STATE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE.

          6.11 Service of Process


                                 .   This Subordination Agreement shall  be
               deemed made in the state in which the principal office of the Senior Creditor is located, and all documents evidencing same, and all the rights and obligations of the Subordinated Creditor and the Senior Creditor hereunder, shall in any respects be governed by and construed in accordance with the laws of the state in which the principal office of the Senior Creditor is located, including all matters of construction, validity and performance. Without limitation on the Senior Creditor's ability to exercise all its rights to protect or enforce the Senior Loans and the Subordinated Obligations, the Subordinated Creditor and the Senior Creditor agree that in any action or proceeding commenced by or on behalf of the parties arising out of or relating to this Subordination Agreement and/or any documents evidencing same, shall be commenced and maintained exclusively in the court of applicable general jurisdiction located in the federal district court of applicable general jurisdiction located in the federal district in which the principal office of the Senior Creditor is located or any other courts of applicable general jurisdiction located in the district where the Senior Creditor is located. The Subordinated Creditor and the Senior Creditor also agree that a summons and complaint commencing an action or proceeding in any such courts by or on behalf of such parties shall be properly served and shall confer personal jurisdiction on a party to which said party consents, if (a) served personally or by certified mail to the party at any of its addresses noted herein, or (b) as otherwise provided under the laws of the state in which the principal office of the Senior Creditor is located. The loan(s) or other financial accommodation(s) is in part related to the aforesaid provisions on jurisdiction, which the Senior Creditor deems a vital part of this subordination arrangement.

          6.12 Waiver of  Jury Trial


                                    .   To  the  extent not  prohibited  by
               Applicable Law which cannot be waived, each of the parties hereto waives, and covenants that it will not assert (whether as plaintiff, defendant or otherwise), any right to trial by jury in any forum in respect of any issue, claim, demand, action or cause of action arising out of or based upon this Agreement or the subject matter hereof, in each case whether now existing or hereafter arising and whether in contract or tort or otherwise. Each of the parties hereto acknowledges that the provisions of this Section 6.12 constitute a material inducement upon which the Senior Creditor is relying and will rely in holding Senior Debt. Any party and the Senior Creditor may file an original counterpart or a copy of this Section 6.12 with any court as written evidence of the consent of each of the parties hereto to the waiver of its right to trial by jury.

          6.13 Counterparts


                           .   This Agreement  may be  executed in  several
               counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same Instrument.

          6.14 Headings


                       .  The  descriptive headings in  this Agreement  are
               inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.


          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers as of the day and in the year first above written.

                                        BORROWER


                                                :

                                        POMEROY COMPUTER RESOURCES, INC.

               By:_____________________________________

               Title:____________________________________


               Address:_________________________________

               ______________________________________

               Fax:____________________________________


               Attention:________________________________





                                        SUBORDINATED CREDITOR:



               ________________________________________
                                        NICHOLAS V. DUNCAN


               Address:_________________________________

               ______________________________________

               Fax:____________________________________





                                        SENIOR CREDITOR:

                                        STAR BANK, N.A.


               By:_____________________________________

               Title:____________________________________


               Address:_________________________________

               ______________________________________


               Fax:____________________________________


               Attention:________________________________

          STATE OF OHIO
          COUNTY OF HAMILTON, ss:

               On this ____ day of ______, 1998, before me personally appeared ____________ _______________, to me known, who, being by me duly sworn, declared that he is the ______________________ of POMEROY COMPUTER RESOURCES, INC., a signatory of the foregoing Subordination Agreement; and that, being duly authorized, he did execute the foregoing Subordination Agreement on behalf of POMEROY COMPUTER RESOURCES, INC.; and that the foregoing Subordination Agreement constitutes the free act and deed of POMEROY COMPUTER RESOURCES, INC.



               ________________________________________
                                                              NOTARY PUBLIC
          My Commission Expires:




          STATE OF OHIO
          COUNTY OF HAMILTON

               On this ____ day of ________, 1998, before me personally appeared NICHOLAS V. DUNCAN, to me known, who, being by me duly sworn, declared that he is a signatory of the foregoing Subordination Agreement; and that he did execute the foregoing Subordination Agreement, and that the foregoing Subordination Agreement constitutes HIS free act and deed.



               ________________________________________
                                        NOTARY PUBLIC
          My Commission Expires:




          STATE OF OHIO
          COUNTY OF HAMILTON, ss:

               On this ____ day of _____, 1998, before me personally appeared ______________ ___________________ to me known, who, being by me duly sworn, declared that he is
          the __________________ of STAR BANK, N.A., a signatory of the foregoing Subordination Agreement; and that, being duly authorized, he did execute the foregoing Subordination Agreement on behalf of STAR BANK, N.A.; and that the foregoing Subordination Agreement constitutes the free act and deed of STAR BANK, N.A..



               ________________________________________
                                                              NOTARY PUBLIC
          My Commission Expires: